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                                                                    EXHIBIT 5.1





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direct dial: 248.723.0347                        Timothy E. Kraepel                         email: TKraepel@howardandhoward.com
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                                August 27, 2004


SECURITIES AND EXCHANGE COMMISSION
FILING DESK -- STOP 1-4
JUDICIARY PLAZA
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

         RE:      PSB GROUP, INC. -- REGISTRATION OF 450,000
                  SHARES OF COMMON STOCK, NO PAR VALUE PER SHARE, ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to PSB Group, Inc., a Michigan corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 450,000 shares of Common Stock, no par value per share (the "Common Stock"), to be issued pursuant to the PSB Group, Inc. 2004 Stock Compensation Plan (the "Plan"), which Plan was adopted by resolution of the Board of Directors of the Company on February 26, 2004 and approved by shareholders on April 27, 2004.

         In this connection, we have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein.

         Based upon the foregoing, it is our opinion that those shares of Common Stock covered by the Registration Statement that are originally issued in accordance with the terms of the Plan and as contemplated in the Registration Statement and the Prospectus relating thereto, will, when so issued, be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                             VERY TRULY YOURS,

                                             HOWARD & HOWARD

                                             /s/TIMOTHY E. KRAEPEL
                                             ---------------------

                                             TIMOTHY E. KRAEPEL